Exhibit 10.11

GUARANTY

This GUARANTY (this “Guaranty”), dated as of the last date written below by and among United Commerce Service, Inc., a Delaware corporation (“UCS” or the “Guarantor”) on one part, and Scott A. Blum, an adult individual with an address at [***](“Blum”) and the Scott A. Blum Separate Property Trust U/D/T 8/2/95, a trust having an address at [***], by and through Scott A. Blum as trustee (the “Trust” and, together with Blum, the “Guarantied Parties”) on the other part.

WITNESSETH:

WHEREAS, pursuant to that certain Reimbursement Agreement of even date herewith by and between Buy.com, Inc. (“Parent”) and the Guarantied Parties (the “Reimbursement Agreement”), the Guarantied Parties have agreed to guaranty certain of Parent’s obligations and provide certain other financial accommodations for the benefit of Parent.

WHEREAS, Guarantor is a subsidiary of the Parent and as such will derive direct and indirect economic benefits from the making of the guaranties and other financial accommodations provided to the Parent pursuant to the Reimbursement Agreement; and

WHEREAS, in order to induce the Guarantied Parties to enter into the Reimbursement Agreement and the related guaranties and to induce the Guarantied Parties to make the guaranties and to provide the other financial accommodations as provided for in the Reimbursement Agreement, Guarantor has agreed to guarantee payment of Parent’s obligations under the Reimbursement Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Guarantied Parties to provide the guaranties and other financial accommodations under the Reimbursement Agreement, it is agreed as follows:

1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Reimbursement Agreement, unless otherwise defined herein.

References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2. THE GUARANTY.

2.1 Guaranty of Guaranteed Obligations of the Parent, Waivers. Guarantor hereby jointly and severally unconditionally guarantees to the Lender, and to its successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of the Parent (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by, any of the following (concerning each of which Guarantor hereby expressly waives any rights relating thereto):

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, or any other agreement, document or instrument to which any of the Parent, its subsidiaries and/or the Guarantor are or may become a party;

(b) the absence of any action to enforce this Guaranty or any other agreement, document or instrument to which any of the Parent, its subsidiaries and/or the Guarantor are or may become a party or the waiver or consent by the Lender with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its lien against, any collateral for the Guaranteed Obligations or any action, or the absence of any action, by the Guarantied Parties in respect thereof (including, without limitation, the release of any such security); or

(d) the. insolvency of Guarantor or of any of the Parent or its Subsidiaries; or

(e) any other action, circumstances or right which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (including without limitation any right of Guarantor arising under California Civil Code Section 2815), it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date and that Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to the Guarantied Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guarantied Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Guarantied Parties have specifically agreed otherwise in writing. It is agreed among Guarantor and the Guarantied Parties that the foregoing waivers and the waivers in the following paragraph are of the essence of the transaction contemplated by the Reimbursement Agreement and related documents and that, but for this Guaranty and such waivers, the Guarantied Parties would decline to enter into the Reimbursement Agreement.

As used in this paragraph, any reference to “the principal” includes Parent, and any reference to “the creditor” includes the Guarantied Parties and any other beneficiary hereof. In accordance with Section 2856 of the California Civil Code (a) Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such guarantor’s obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such guarantor’s obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (b) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed Guarantor’s rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

2.2 Demand by the Lender. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Reimbursement Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by the Guarantor shall be made to the Guarantied Parties in immediately available Federal funds to an account designated by the Guarantied Parties or at the address set forth herein for the giving of notice to the Guarantied Parties or at any other address that may be specified in writing from time to time by the Guarantied Parties, and shall be credited and applied to the Guaranteed Obligations.

2.3 Enforcement of Guaranty. In no event shall the Guarantied Parties, or either of them, have any obligation (although it is entitled, at its option) to proceed against the Parent or its subsidiaries or any collateral pledged to secure Guaranteed Obligations before seeking satisfaction from Guarantor, and the Guarantied Parties, or either of them, may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guarantied Parties’ rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it. shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by the Guarantied Parties of, this Guaranty.

Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Parent’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against the Guarantied Parties or any other person of any kind. Guarantor further jointly and severally agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Guarantied Parties or against any other Person of any kind which may arise in the future.

2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Guarantied Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Guarantied Parties and any of the Parent or its subsidiaries, the obligations of any of the Parent or its subsidiaries under the Reimbursement Agreement or related documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by either Guarantied Party to any person or persons, any reference to “Guarantied Parties” (or either of them) herein shall be deemed to refer equally to such person or persons.

2.6 Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that the Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Reimbursement Agreement or related documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Reimbursement Agreement or related documents;

(d) extend or waive the time for any of the Parent’s or its subsidiaries performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Reimbursement Agreement or Related Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Guarantied Parties have been granted a lien, to secure any Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any of the Parent or its subsidiaries to the Guarantied Parties;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any of the Parent or its subsidiaries are subordinated to the claims of the Guarantied Parties; and/or

(h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any of the Parent or its subsidiaries to the Guarantied Parties in such manner as the Guarantied Parties shall determine in its discretion;

and the Guarantied Parties shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any of the Parent or its subsidiaries or Guarantor for liquidation or reorganization, should any of the Parent or its subsidiaries or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Parent’s, subsidiary’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, in the Reimbursement Agreement or in any other related document, Guarantor hereby:

(a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all claims, rights and remedies at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any person, and which Guarantor may have or hereafter acquire against any of the Parent or its subsidiaries in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise; and

(b) acknowledges and agrees (i) that this waiver is intended to benefit the Guarantied Parties and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that the Guarantied Parties and their respective successors, transferees, endorsees and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9 Election of Remedies. If either of the Guarantied Parties may, under applicable law, proceed to realize benefits under any of the Reimbursement Agreement or any related document giving either of the Guarantied Parties a lien upon any collateral owned by any of the Parent or its subsidiaries, either by judicial foreclosure or by non-judicial sale or enforcement, either of the Guarantied Parties may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, either of the Guarantied Parties shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any of the Parent or its subsidiaries, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by the Guarantied Parties and waives any claim based upon such action, even if such action by the Guarantied Parties shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by the Guarantied Parties. Any election of remedies which results in the denial or impairment of the right of either of the Guarantied Parties to seek a deficiency judgment against any of the Parent or its subsidiaries shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event either of the. Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, the Reimbursement Agreement or any related document, such Guarantied Party may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by such Guarantied Party but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lender might otherwise be entitled but for such bidding at any such sale.

3. [Intentionally omitted.]

4. REPRESENTATIONS AND WARRANTIES. To induce the Lender to make the guaranties and to provide the other financial accommodations under the Reimbursement Agreement, Guarantor makes to the Lender (i) the representations and warranties made by the Parent with respect to Guarantor as contained in the Reimbursement Agreement, each of which is incorporated herein by reference, and (ii) the following representations and warranties, each and all of which shall survive the execution and delivery of this Guaranty:

4.1 Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to result in a material adverse effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2 Executive Offices. Guarantor’s executive office and principal place of business are as set forth in Schedule I hereto.

4.3 Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty, the Reimbursement Agreement and all other related documents and all instruments and documents to be delivered by Guarantor hereunder and under the Reimbursement Agreement are within Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor’s charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any lien upon any of the property of Guarantor, other than those in favor of the Guarantied Parties, and the same do not require the consent or approval of any Governmental Authority or any other person except those which have been duly obtained, made or complied with prior to the date hereof. On or prior to the date hereof, this Guaranty, the Reimbursement Agreement and all other related documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and, each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

5. FURTHER ASSURANCES. Guarantor agrees, upon the written request of the Guarantied Parties, to execute and deliver to the Guarantied Parties, from time to time, any additional instruments or documents reasonably considered necessary by either of the Guarantied Parties to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to the Guarantied Parties free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions and other withholdings and all liabilities with respect thereto (collectively, “Taxes”). If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) the Guarantied Parties shall receive an amount equal to the sum it would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to the Guarantied Parties the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay the Guarantied Parties for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by the Guarantied Parties and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7. OTHER TERMS.

7.1 Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof.

7.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)	If to the Parent at:

Buy.com Inc. 27 Brookline Aliso Viejo, California 92656
	Facsimile:	(949) 389-2840
	Attention:	Neel Grover, General Counsel

(b)	If to the Guarantor at:

United Commerce Service, Inc.
27 Brookline
Aliso Viejo, California 92656
	Facsimile:	(949) 389-2840

(c)	If to Blum at:

Scott A. Blum
c/o Tom Ko, V.P.
ThinkTank LLC
65 Enterprise
Aliso Viejo, CA 92656

with a copy to:	O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
	Facsimile:	(949) 823-6994
	Attention:	Suzzanne Uhland, Esq.

(d)	If to the Trust at:

Scott A. Blum Separate Property Trust
c/o Tom Ko, V.P.
ThinkTank LLC
65 Enterprise
Aliso Viejo, CA 92656

with a copy to:	O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
	Facsimile:	(949) 823-6994
	Attention:	Suzzanne Uhland, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) business days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) business day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

7.5 Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of the Guarantied Parties hereunder, inure to the benefit of the Guarantied Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors, endorsees, transferees and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of the Lender hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6 No Waiver; Cumulative Remedies; Amendments. The Guarantied Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender and by the Guarantied Party against which such waiver is intended to be enforced and then only to the extent therein set forth. A waiver by either of the Guarantied Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guarantied Party would otherwise have had on any future occasion or to any bar to any right or remedy of the other Guarantied Party. No failure to exercise nor any delay in exercising on the part of either of the Guarantied Parties, of any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege or the exercise of any right, power or privilege of the other Guarantied Party. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Guarantor and the Guarantied Party against which such waiver is intended to be enforced.

7.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, the Guarantied Parties shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

7.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR OR ITS SUBSIDIARIES WITH RESPECT TO THIS AGREEMENT, THE REIMBURSEMENT AGREEMENT OR ANY OTHER RELATED DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, PROVIDED, THAT THE GUARANTIED PARTIES AND GUARANTOR ACKNOWLEDGE THAT ANY

APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A DIFFERENT COURT, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE THE GUARANTIED PARTIES FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE GUARANTIED PARTIES. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH FOR NOTICE HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

7.10 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), GUARANTOR AND EACH OF THE GUARANTIED PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR ARBITRATION, GUARANTOR AND EACH OF THE GUARANTIED PARTIES WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

7.11 Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all guaranties and other extensions of credit (including Letters of Credit) advanced under the Reimbursement Agreement and directly or indirectly reloaned or otherwise transferred to, or incurred for the benefit of, Guarantor, plus interest thereon at the rate specified in the Reimbursement Agreement; or

(b) the amount which could be claimed by the Guarantied Parties from Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of common law after taking into account, among other things.

7.12 [lntentionally Omitted.]

7.14. Reimbursement Agreement. Guarantor agrees to perform, comply with and be bound by the covenants contained in Sections 5 and 6 of the Reimbursement Agreement as if each Guarantor were the Parent signatory to the Reimbursement Agreement, which covenants are incorporated herein by reference.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor and the Guarantied Parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date last executed below.

“Guarantor”

UNITED COMMERCE SERVICE, INC.,

By:	/s/ Sherman Atkinson	Date:	12-30-02
Name:	Sherman Atkinson
Title:	President, UCS

“Blum” SCOTT A. BLUM

By:	/s/ Scott A. Blum	Date:	12/30/02
Scott A. Blum

“Trust” SCOTT A. BLUM SEPARATE PROPERTY TRUST U/D/T 8/2/95

By:	/s/ Scott A. Blum	Date:	12/30/02
Scott A. Blum as Trustee

SCHEDULE I

Guarantor’s executive office and

principal place of business